As filed with the Securities and Exchange Commission on May 21, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	04-3398462
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1050 Winter Street

Waltham, MA 02451

(Address of Principal Executive Offices) (Zip Code)

2005 Stock Incentive Plan

(Full title of the plan)

Rory J. Cowan

Chief Executive Officer

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, MA 02451

(Name and Address of Agent for Service of Process)

(781) 434-6000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Margaret A. Shukur, Esq.

Vice President and General Counsel

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock (par value $.01 per share)	4,500,000	$1.88	$8,460,000	$472.07
TOTAL:	4,500,000	$1.88	$8,460,000	$472.07

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low prices per share as reported on the NASDAQ National Market System on May 19, 2009

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K, for the year ended December 31, 2008, filed with the Commission pursuant to the Exchange Act on March 13, 2009.

(b)	Registrant’s Reports on Form 8-K, filed with the Commission on each of February 11, 2009, March 3, 2009, March 13, 2009, and March 24, 2009.

(c)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 8, 2009

(d)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A filed on August 4, 1999 pursuant to Section 12(g) of the Exchange Act, and incorporating by reference the information contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-81233).

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law and the Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the (a) Registrant’s Second Amended and Restated Certificate of Incorporation filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-81233) and (b) the Amended and Restated By-laws of the Registrant filed as Exhibit 3.1 to the Current Report on Form 8-K filed on October 30, 2008, each of which is incorporated herein by reference.

The Registrant has in effect a directors’ and officers’ liability insurance policy. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements require, among other matters, that the Registrant indemnify its directors and officers to the fullest extent provided by law and advance to directors and officers certain expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description
4.1	Specimen Certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.2	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 30, 2008 and incorporated herein by reference).

5.1*	Opinion of Counsel.

10.1	Lionbridge Technologies, Inc. 2005 Stock Incentive Plan as amended and restated (the “2005 Plan”) (filed as Exhibit 10.1 to Registrant’s Form 8-K filed on May 5, 2009 and incorporated by reference herein).

10.2	Form of Incentive Stock Option Agreement under the 2005 Plan (filed as Exhibit 10.2 to Registrant’s Form 8-K filed on November 14, 2005 and incorporated by reference herein).

10.3	Form of Non-Qualified Stock Option Agreement (For Officers and Employees) under the 2005 Plan (filed as Exhibit 10.5 to Registrant’s Form 8-K filed on November 14, 2005 and incorporated by reference herein).

10.4	Form of Non-Qualified Stock Option Agreement (For Non-Employee Directors) under the 2005 Plan (filed as Exhibit 10.1 to Registrant’s Form 8-K filed on May 25, 2007 and incorporated by reference herein).

10.5	Form of Restricted Stock Agreement under the 2005 Plan (filed as Exhibit 10.5 to Registrant’s Current Report on Form 8-K filed on November 14, 2005 and incorporated by reference herein).

10.6	Form of Restricted Stock Unit Agreement for Independent Directors (filed as Exhibit 10.4 to the Current Report on Form 8-K) filed on May 25, 2007 and incorporated herein by reference.

23.1*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) to reflect in such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ballina in the Republic of Ireland, on this 19th day of May, 2009

LIONBRIDGE TECHNOLOGIES, INC.

By:	/S/ RORY J. COWAN
Rory J. Cowan, Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lionbridge Technologies, Inc., hereby severally constitute and appoint Rory J. Cowan, Margaret A. Shukur and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Lionbridge Technologies, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RORY J. COWAN Rory J. Cowan	Chief Executive Officer, President, Chairman of the Board, Principal Executive Officer)	May 19, 2009

/s/ Donald Muir Donald Muir	Senior Vice President, Chief Financial Officer, and Assistant Treasurer (Principal Financial and Accounting Officer)	May 19, 2009

/S/ EDWARD A. BLECHSCHMIDT Edward A. Blechschmidt	Director	May 19, 2009

/S/ GUY L. DE CHAZAL Guy L. de Chazal	Director	May 19, 2009

/S/ PAUL KAVANAGH Paul Kavanagh	Director	May 19, 2009

/S/ CLAUDE P. SHEER Claude P. Sheer	Director	May 19, 2009

/s/ Steven Fisher Steven Fisher	Director	May 19, 2009

INDEX TO EXHIBITS

Exhibit	Description
4.1	Specimen Certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.2	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 30, 2008 and incorporated herein by reference).

5.1*	Opinion of Counsel.

10.1	Lionbridge Technologies, Inc. 2005 Stock Incentive Plan as amended and restated (the “2005 Plan”) (filed as Exhibit 10.1 to Registrant’s Form 8-K filed on May 5, 2009 and incorporated by reference herein).

10.2	Form of Incentive Stock Option Agreement under the 2005 Plan (filed as Exhibit 10.2 to Registrant’s Form 8-K filed on November 14, 2005 and incorporated by reference herein).

10.3	Form of Non-Qualified Stock Option Agreement (For Officers and Employees) under the 2005 Plan (filed as Exhibit 10.5 to Registrant’s Form 8-K filed on November 14, 2005 and incorporated by reference herein).

10.4	Form of Non-Qualified Stock Option Agreement (For Non-Employee Directors) under the 2005 Plan (filed as Exhibit 10.1 to Registrant’s Form 8-K filed on May 25, 2007 and incorporated by reference herein).

10.5	Form of Restricted Stock Agreement under the 2005 Plan (filed as Exhibit 10.5 to Registrant’s Current Report on Form 8-K filed on November 14, 2005 and incorporated by reference herein).

10.6	Form of Restricted Stock Unit Agreement for Independent Directors (filed as Exhibit 10.4 to the Current Report on Form 8-K) filed on May 25, 2007 and incorporated herein by reference.

23.1*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith